Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

NXG NextGen Infrastructure Income Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees previously paid	Equity	Common Shares of Beneficial Interest	Rule 457(o)			$ 100,000,000(1)	0.0001476	$ 14,760.00
Fees previously paid	Other	Subscription Rights to Purchase Common Shares of Beneficial Interest	Rule 457(o)
Total Offering Amounts						$ 100,000,000		N/A
Total Fees Previously Paid								$ 14,760.00
Total Fee Offsets								N/A
Net Fee Due								$ 0

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.
(2)	The Registrant previously paid filing fees in the aggregate of $14,760 relating to the securities in connection with the filing of a Registration Statement on Form N-2 (File No. 811-22499).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	NXG NextGen Infrastructure Income Fund	N-2	811-22499	March 5, 2024		$14,760.00(1)	Equity	Common Shares of Beneficial Interest	N/A	$100,000,000(2)
	NXG NextGen Infrastructure Income Fund	N-2	811-22499	March 5, 2024		N/A	Other	Subscription Rights to Purchase Common Shares of Beneficial Interest	N/A
Fee Offset Sources	NXG NextGen Infrastructure Income Fund	N-2	811-22499		March 5, 2024						$14,760.00(1)

(1)	The Registrant previously paid filing fees in the aggregate of $14,760 relating to the securities in connection with the filing of a Registration Statement on Form N-2 (File No. 811-22499) filed on March 5, 2024 (the “Prior Registration Statement”). Due to a technical error, the Prior Registration Statement was not filed under the Securities Act of 1933, as amended (the “Securities Act”). The Prior Registration Statement was not declared effective, and no securities were sold under the Prior Registration Statement.
(2)	Estimated pursuant to Rule 457(o) under the Securities Act, solely for the purpose of determining the registration fee.